                         ROBERTS REALTY INVESTORS, INC.
                          8010 ROSWELL ROAD, SUITE 120
                             ATLANTA, GEORGIA 30350

                                 APRIL 24, 2001

To Our Shareholders:

In today's world of lower stock prices, declining profits, and uncertain earnings visibility, I am happy to report that our company is doing very well. We have no surprises to report, and our earnings visibility is good. We just completed our first quarter and our financial results are excellent. FFO per share increased 23.0% during the first quarter and our same-property financial results were equally impressive with revenue, cash flow, and occupancy all significantly higher. I have enclosed a copy of our press release that explains our first quarter earnings in more detail.

For those of you who attended our annual meeting last July, you will recall that Mr. Roberts discussed the fact that we should not be compared to dot.com or high-tech companies that at the time were trading at ridiculous valuations, even companies that had no earnings or positive cash flow. It was clear to him that this could not go on and since then, the dot.coms have either dropped substantially in stock price or gone out of business. However, during this period of high-tech mania, we continued to manage our business conservatively and we stayed focused on our business plan and growth strategy. As a result, during 2000, our small company earned $6.4 million of cash flow, FFO increased 17.2% to $0.85 per share, and we paid our shareholders dividends totaling $3.8 million or $0.49 per share. We paid a special distribution of $1.8 million or $0.25 per share last July from the sale of Ivey Brook, which was in addition to the $0.50 per share special distribution we paid from the sale of Bentley Place in August 1999. While not as exciting as high-tech, our company is conservatively managed and financially strong.

Our first quarter financial results and accomplishments have laid the groundwork for another excellent year in 2001. We started this year by closing the sale of our 152-unit Rosewood Plantation community on January 4th. As we stated in our press release dated January 9, 2001 (copy attached), we are redeploying the net cash proceeds of $5.9 million from the sale of Rosewood into new properties as part of a Section 1031 tax-deferred exchange because we expect the long-term growth to be greater in the new properties. One of the properties we are tax-free trading into is a 10.7-acre site located on Northridge Parkway adjacent to our existing Highland Park community (copy of press release enclosed). We will invest approximately $23 million to build a 220-unit community at Northridge, and we expect to start construction by the end of this year. This strategy creates additional value for our shareholders because we sold Rosewood on an 8.2% capitalization rate and we are investing the cash proceeds in new properties such as Northridge that yield at least 10%.


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

Another property we are acquiring as part of our Section 1031 tax-deferred exchange is The Shoppes at Addison Place, a 47,000 square foot retail center located in front of Addison Place. The Shoppes represent an $8 million investment and when completed later this year, will include up to 28 retail tenants providing many different services within walking distance for our residents who live at Addison Place. While our focus will continue to be the ownership and management of class "A" apartment communities, we purchased the Shoppes because it gives us control of the frontage along Abbotts Bridge and Jones Bridge Roads, which protects our $42 million investment in Addison Place.

We refinanced Preston Oaks for $12.7 million with Freddie Mac on February 1st. The terms of the loan include a fixed interest rate of 7.18% and a 7-year term. We refinanced for a higher loan amount, which resulted in net cash proceeds of $4.1 million that we are investing in our new construction. This, too, creates additional value for our shareholders because we are borrowing money at a fixed interest rate of 7.18% and investing it in new properties yielding 10% or higher.

We have repurchased 69,500 shares of our stock so far this year at an average price of $7.97 per share. This brings the total amount of stock we have repurchased during the last two years to 362,588 shares, which completes our previously announced stock repurchase program. Buying back our stock created additional value for you, our shareholders, because we sold properties at 8.5% capitalization rates and used part of the sales proceeds to buy back our stock at a 10.5% capitalization rate. Equally important, buying back our stock benefited each of you as a shareholder because we reduced the number of shares outstanding, which increased your percentage ownership in the company.

We are making excellent progress on construction of the 285-unit second phase of Addison Place, which we expect to complete by the end of June. Leasing is progressing very well with 123 or 43% of the apartments leased, especially given that residents are occupying their apartments in the midst of major construction work. For those of you who live in the area, we invite you to drive through Addison Place and stop by the leasing office to meet our on-site staff. If you do, be sure to tour our grand clubhouse and amenity area, because we guarantee you there is nothing comparable in the surrounding market area. When completed, Addison Place will consist of 403 apartments, a new CVS drugstore, 47,000 square feet of upscale retail, a new Fulton County library, and a loop road between Abbotts Bridge and Jones Bridge Road that is located directly in front of the entrance to our property.

In addition to Addison Place, we currently have two other properties under construction, one in Atlanta and one in Charlotte. In Atlanta, our 250-unit Old Norcross property represents a total investment of $21 million, of which $17 million is being funded with a construction loan. Our Charlotte project consists of 319 apartments and represents an investment of approximately $30 million, of which $22 million will be funded with a construction loan. Both Old Norcross and Charlotte, along with Addison Place, will significantly increase our revenue and cash flow in 2002.


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

At last year's annual meeting, we handed out our estimate of net asset value ($11.51 per share) and we intend to do so again at this year's annual meeting. Our net asset value ("NAV") has steadily increased during the five years we have been publishing it, and we expect it to continue to increase as we build and lease our properties under construction. During the last three years, we have sold five properties, each at more than the value shown on our NAV schedule. With our stock currently trading at about $8.00 per share, we believe it represents an excellent value.

This year, we are holding our annual shareholders meeting on July 17th at our new clubhouse at Addison Place. We hope you will make the time to join us as we review our results and accomplishments during 2000 and discuss our plans for an exciting and productive upcoming year.


/s/ Charles R.Elliott

Charles R. Elliott
Chief Financial Officer

This letter contains forward-looking statements within the meaning of the securities laws. Although the company believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, the company's actual results could differ materially from those anticipated in the forward-looking statements. Certain factors that might cause such a difference include, but are not limited to, the following: occupancy rates and rents may be adversely affected by local economic and market conditions in Atlanta and Charlotte; the Atlanta and Charlotte markets may become overbuilt with multifamily apartments; construction costs of a new community may exceed original estimates; construction and lease-up of new communities in Atlanta and Charlotte may not be completed on schedule; and financing may not be available or, if available, not on favorable terms.


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

                         ROBERTS REALTY INVESTORS, INC.

CONTACT:                                            FOR IMMEDIATE RELEASE
--------                                            ---------------------

Charles R. Elliott                                         March 30, 2001
Chief Financial Officer

Telephone: (770) 394-6000
Fax:       (770) 396-0706

                         ROBERTS REALTY INVESTORS, INC.
                      ANNOUNCES NEW MULTIFAMILY DEVELOPMENT

ATLANTA, GA - Roberts Realty Investors, Inc. (AMEX:RPI) announces that its Board of Directors has approved the acquisition of 10.7 acres located on Northridge Parkway in north Atlanta. The company intends to construct a 220-unit upscale apartment community with a total value of approximately $23 million. It will consist of one and two bedroom apartments with covered parking for residents. The site is located adjacent to the company's very successful Highland Park apartment community that the company built in 1995. Mr. Charles S. Roberts, the company's President and CEO, stated "This is a superb location with easy access to Georgia 400 and only minutes from major employment and retail centers at Perimeter Center and North Pointe." The company expects to start construction in late 2001 with occupancy beginning in mid-2002.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the company believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, the company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include, but are not limited to, the following: occupancy rates and rents may be adversely affected by local economic and market conditions in Atlanta; the Atlanta market may become overbuilt with multifamily apartments; construction costs of a new community may exceed original estimates; construction and lease-up of new communities in Atlanta may not be completed on schedule; and financing may not be available or, if available, not on favorable terms.


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

                         ROBERTS REALTY INVESTORS, INC.

CONTACT:                                       FOR IMMEDIATE RELEASE
--------                                       ---------------------
Charles R. Elliott                                    April 24, 2001
Chief Financial Officer

Telephone: (770) 394-6000
Fax:       (770) 396-0706

                         ROBERTS REALTY INVESTORS, INC.
                        ANNOUNCES FFO PER SHARE UP 23.0%
                                FOR FIRST QUARTER

ATLANTA, GA - Roberts Realty Investors, Inc. (AMEX:RPI) announces Funds From Operations ("FFO") on a per share basis increased 23.0% during the first quarter compared to the same period last year. FFO was $1,669,000 or $0.23 per share for the first quarter ended March 31, 2001 compared to $1,382,000 or $0.19 per share for the quarter ended March 31, 2000.

The company's first quarter operating performance was driven by excellent same-property financial results, which included a 9.9% increase in same-property revenue and a 13.3% increase in same-property net operating income ("NOI"). The company's same-property NOI margin improved 2.1% from 66.2% to 68.3%. Average physical occupancy increased 4.2% from 93.5% to 97.7%, while the average monthly rent per apartment home increased 3.4% from $944 to $976 per month. Mr. Charles
R. Elliott, the company's CFO, stated "Each of our stabilized properties posted higher revenue, NOI, occupancy, and rent growth during the first quarter when compared to the same period last year and we expect continued growth in revenue and cash flow from our existing properties during the second quarter."

The following table compares the company's same-property financial highlights for the quarter ended March 31, 2001 to the same period a year ago.

The following table compares the company's same-property financial highlights for the quarter ended March 31, 2001 to the same period a year ago.

                                        For The Three Months Ended
                                  Mar 31, 2001              Mar 31, 2000        % Increase
                                  ------------              ------------        ----------

Operating Revenues                 $4,128,000                $3,757,000             9.9%
Operating Expenses                 $1,309,000                $1,269,000             3.2%
NOI                                $2,819,000                $2,488,000            13.3%
NOI Margin                               68.3%                     66.2%            2.1%
Physical Occupancy                       97.7%                     93.5%            4.2%
Average Monthly Rent               $      976                $      944             3.4%

The following table compares the company's financial highlights for the quarter ended March 31, 2001 to the same period a year ago.

                                             For The Three Months Ended
                                          Mar 31, 2001        Mar 31, 2000     % Change
                                          ------------        ------------     --------

Operating Revenues                         $4,805,000          $4,975,000       (3.4)%
Operating Expenses                         $1,568,000          $1,724,000       (9.0)%
NOI                                        $3,237,000          $3,251,000       (0.4)%
Funds From Operations                      $1,669,000          $1,382,000       20.8%
FFO Per Share                              $     0.23          $     0.19       23.0%
NOI Margin                                       67.4%               65.3%       2.1%
Average Shares and Units Outstanding        7,265,003           7,405,986       (1.9)%

During the past twelve months, the company sold two of its smaller apartment communities, Ivey Brook (146 units) in June 2000 and Rosewood Plantation (152 units) in January 2001. The company sold both properties on 8.25% capitalization rates and is redeploying the cash proceeds into new properties. As a result, operating revenue during the first quarter declined 3.4% from $4,975,000 during the quarter ended March 31, 2000 to $4,805,000 during the quarter ended March 31, 2001. Operating expenses declined 9.0%, which produced a slight decline of only 0.4% in NOI. Mr. Elliott stated "We are very pleased with our first quarter financial results. Even though we sold two communities during the past year, our first quarter NOI is basically unchanged, which is due to our strong same-property financial results."

The company expects to complete construction of its 285-unit second phase of Addison Place by the end of the second quarter. The second phase is 43% leased and should be fully stabilized by the end of the third quarter. In looking ahead to the remainder of 2001, Mr. Elliott stated "Even though we sold two properties during the past year, we expect our FFO per share for 2001 to be comparable to the $0.85 per share we achieved in 2000. This is based on the continued strong performance of our existing properties and increasing cash flow from our newest property, Addison Place."

This press release contains forward-looking statements within the meaning of the securities laws. Although the company believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, the company's actual results could differ materially from those anticipated in the forward-looking statements. Certain factors that might cause such a difference include, but are not limited to, the following: occupancy rates and rents may be adversely affected by local economic and market conditions in Atlanta and Charlotte; the Atlanta and Charlotte markets may become overbuilt with multifamily apartments; construction costs of a new community may exceed original estimates; construction and lease-up of new communities in Atlanta and Charlotte may not be completed on schedule; and financing may not be available or, if available, not on favorable terms.


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

                           CONSOLIDATED BALANCE SHEETS

ROBERTS REALTY INVESTORS, INC.

                                                           (unaudited)
                                                          March 31, 2001 December 31, 2000
                                                          --------------------------------

ASSETS

Operating real estate assets, net                         $   99,981,000   $   99,619,000
Construction in progress                                      25,613,000       28,439,000
Cash and cash equivalents                                      1,897,000        1,495,000
Restricted cash                                                6,243,000          388,000
Other assets, net                                              4,785,000        1,588,000
                                                          --------------   --------------

Total assets                                              $  138,519,000   $  131,529,000
                                                          ==============   ==============

LIABILITIES AND SHAREHOLDERS' EQUITY

Mortgage notes payable                                    $   73,955,000   $   77,538,000
Construction loan payable                                     17,783,000       14,152,000
Land notes payable                                             2,000,000        2,000,000
Other liabilities                                              7,384,000        5,795,000
                                                          --------------   --------------

Total liabilities                                         $  101,122,000   $   99,485,000

Minority interest of unitholders
   in the operating partnership                               12,341,000       10,607,000

Shareholders' Equity
   Common stock                                                   52,000           52,000
   Additional paid-in capital                                 24,078,000       23,891,000
   Unamortized restricted stock compensation                    (151,000)        (146,000)
   Repurchase of Units                                          (150,000)        (150,000)
   Treasury stock                                             (2,620,000)      (2,210,000)
   Accumulated other comprehensive income                       (768,000)               0
   Retained earnings                                           4,615,000                0
                                                          --------------   --------------

     Total shareholders' equity                               25,056,000       21,437,000

Total liabilities and shareholders' equity                $  138,519,000   $  131,529,000
                                                          ==============   ==============


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

                      CONSOLIDATED STATEMENTS OF OPERATIONS

ROBERTS REALTY INVESTORS, INC.

                                                                  (unaudited)
                                                              Three Months Ended
                                                                   March 31,
                                                              2001           2000
                                                          ---------------------------

Operating revenues                                        $  4,805,000   $  4,975,000
Less: operating expenses                                    (1,568,000)    (1,724,000)
                                                          ------------   ------------

Net operating income                                         3,237,000      3,251,000

Other income (expenses)
  Interest income                                              111,000         46,000
  Interest expense                                          (1,174,000)    (1,373,000)
  General and administrative                                  (465,000)      (485,000)
  Loss on disposal of assets                                   (16,000)       (39,000)
  Depreciation and amortization                             (1,318,000)    (1,418,000)
                                                          ------------   ------------

  Total other income (expenses)                             (2,862,000)    (3,269,000)

Income (loss) before minority interest,
   gain on sale of real estate asset, and
   extraordinary items                                         375,000        (18,000)
Minority interest of unitholders                              (124,000)         6,000
                                                          ------------   ------------

Income (loss) before gain on sale of real
   estate asset and extraordinary item                         251,000        (12,000)
Gain on sale of real estate asset (net
   of minority interest)                                     5,188,000              0
                                                          ------------   ------------

Income (loss) before extraordinary items                     5,439,000        (12,000)
Loss on early extinguishment of debt
   (net of minority interest)                                 (291,000)             0
                                                          ------------   ------------

Net income                                                $  5,148,000   $    (12,000)
                                                          ============   ============

PER SHARE DATA:

Net income (loss) per common share                        $       1.06   $       0.00

FFO per share                                             $       0.23   $       0.19

Weighted average common shares-basic                         4,867,447      4,844,337

Weighted average common shares-diluted                       7,265,003      7,405,986


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